                                                                      EXHIBIT 99

Contact:  Robert W. Krick                         For Release:  January 28, 2004
          610-337-1000, ext. 3141                               Immediate

UGI REPORTS HIGHER FIRST QUARTER RESULTS

VALLEY FORGE, Pa., January 28 - UGI Corporation (NYSE: UGI) reported that its net income for the first quarter of fiscal 2004 ended December 31, 2003 rose to $38.8 million, or $0.88 per diluted share, compared to $36.7 million, or $0.86 per diluted share for the first quarter of fiscal 2003. Average fully diluted shares outstanding were 3.2% higher in the recent quarter.

Lon R. Greenberg, chairman, president and chief executive officer of UGI, said, "I am pleased that we were able to report higher earnings notwithstanding the adverse effects of the warmer than normal weather experienced by all of our business units. The beneficial effects of our acquisitions in gas marketing, electric generation and domestic propane distribution, along with improvements in our international propane results more than offset the weather-induced decline in results from our utility businesses."

UGI's net income from its domestic propane distributor, AmeriGas Partners L. P. (NYSE:APU), rose slightly to $12.9 million in the fiscal 2004 quarter compared to $12.7 million last year. Partnership earnings before interest expense, income taxes, depreciation and amortization (EBITDA) were $84.6 million in the first fiscal quarter of 2004 compared to $81.4 million a year ago. For the three months ended December 31, 2003, retail volumes sold declined to 304.5 million gallons from 324.2 million gallons sold in the prior-year period. Weather was 7.4% warmer than normal during the recent quarter compared to weather that was approximately 1% colder than normal in the prior-year period, according to the National Oceanic and Atmospheric Administration. Retail volumes sold declined as a result of warmer weather and, with respect to commercial and industrial customers, continuing economic weakness, partially offset by volume growth from recent acquisitions. Operating and administrative expenses rose modestly during the quarter mainly reflecting the impact of the Active Propane and Horizon Propane acquisitions in 2003 partially offset by the beneficial effects of the management realignment completed in late fiscal 2003.

At UGI Utilities' Gas Utility, net income declined to $15.2 million for the quarter ended December 31, 2003 compared to $17.6 million for the fiscal 2003 quarter. Weather in the service territory was 3.8% warmer than normal for the recent quarter versus 6.4% colder than normal in the prior-year quarter. Operating income declined as a result of lower margin from weather-induced lower sales to retail core-market customers and lower margin from interruptible customers as well as higher operating and administrative expenses mainly reflecting higher stock-based incentive compensation expense.

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UGI REPORTS HIGHER FIRST QUARTER RESULTS                                PAGE 2

Net income from UGI Utilities' Electric Utility declined to $2.4 million in the recently-completed quarter from $2.9 million in the prior-year quarter primarily because of higher purchased power costs and higher operating and administrative expenses reflecting greater distribution system and stock-based incentive compensation expense. Weather in the service territory was 1.7% warmer than normal in the recent quarter compared to 9.5% colder than normal last year.

Net income from Energy Services, which now includes electricity generation operations, increased to $3.7 million in the fiscal 2004 first quarter from $2.3 million in the comparable 2003 quarter reflecting principally the beneficial effects of the acquisitions of the northeastern U.S. gas marketing business of TXU Energy in March of 2003 and the additional 4.9% interest in the Conemaugh electricity generating station, partially offset by lower average unit margins in gas marketing principally due to the effects of seasonality of margin realization.

International Propane net income increased to $4.8 million in the recent quarter from $1.2 million in the first quarter of fiscal 2003. International Propane operating income rose to $1.8 million from $0.3 million principally reflecting improved results of FLAGA, UGI's wholly-owned Austrian based propane distributor. The stronger euro enhanced the results of higher euro-based margins and lower euro-based expenses at FLAGA. The increase in the three-month period earnings from our equity investees is primarily the result of higher income from favorable euro-based results at Antargaz, the French propane marketer of which UGI owns nearly 20%, and the translation effects of the stronger euro. As previously announced, a unit of UGI has proposed to purchase the remaining outstanding 80.5% ownership interests in AGZ Holding, the parent company of Antargaz. Antargaz is one of the largest retail distributors of propane and butane in France.

Separately, UGI announced that Robert J. Chaney, president and chief executive officer of UGI Utilities, Inc., will retire during the summer of 2004 after more than 40 years of service. "Bob has set the standard for loyalty, diligence, hard work and excellence for all of us at UGI," said Greenberg. "Under his leadership since 1999, Utilities has not only reached record-breaking levels of performance, but also external recognition of our outstanding customer service. He truly will be missed," concluded Greenberg. The company currently is recruiting for a successor.

UGI is a holding company with propane marketing, utility and energy marketing subsidiaries. Through subsidiaries, UGI owns 48% of AmeriGas Partners, L. P. (NYSE: APU), the nation's largest retail propane marketer.

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UGI REPORTS HIGHER FIRST QUARTER RESULTS                                PAGE 3


UGI invites interested parties to listen to the live webcast of management's teleconference with financial analysts about first quarter fiscal year 2004 financial results and current activities on Wednesday, January 28, 2004, at 4:00 PM Eastern time. The teleconference is available online live, in audio format, at http://www.shareholder.com/ugi/medialist.cfm and will be archived through February 27, 2004. A telephonic replay of the call can be accessed approximately two hours after the completion of the call at 888-203-1112 and International access at 719-457-0820, pass code 217168. The telephone replay is available through midnight Eastern Time February 1, 2004.

The financial tables appended to this news release can be viewed directly at HTTP://WWW.SHAREHOLDER.COM/UGI/1Q04FINANCIALTABLE.PDF.

This press release contains certain forward-looking statements which management believes to be reasonable as of today's date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management's control. Among them are adverse weather conditions, price volatility and availability of all energy products, including propane, natural gas, electricity and fuel oil, domestic and international economic and political conditions, currency exchange rates and the timing of the completion of our proposed acquisition of the remaining interests in Antargaz. UGI undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

Comprehensive information about UGI Corporation is available on the Internet at HTTP://WWW.UGICORP.COM.

C-03                                ###                           1/28/04

                                 UGI CORPORATION
                               REPORT OF EARNINGS
                          (Millions, except per share)
                                   (Unaudited)

                                                    Three Months Ended                 Twelve Months Ended
                                                        December 31,                       December 31,
                                                        ------------                       ------------
                                                    2003             2002             2003             2002
                                                    ----             ----             ----             ----
Revenues:
    AmeriGas Propane                             $    460.2       $    445.0       $  1,643.6       $  1,381.5
    Gas Utility                                       149.3            145.1            544.1            428.3
    Electric Utility                                   21.4             21.5             88.7             84.7
    Energy Services (a)                               232.9            104.9            796.0            356.1
    International Propane                              15.8             14.3             56.0             47.3
    Corporate & Other                                  14.1              9.1             51.5             36.3
                                                 ----------       ----------       ----------       ----------
        Total revenues                           $    893.7       $    739.9       $  3,179.9        $ 2,334.2
                                                 ==========       ==========       ==========       ==========


Operating income (loss):
    AmeriGas Propane                             $     65.6       $     64.2       $    165.9       $    166.8
    Gas Utility                                        29.4             33.5             92.0             85.7
    Electric Utility                                    4.5              5.6             19.2             15.0
    Energy Services (a)                                 6.3              3.9             21.6             13.9
    International Propane                               1.8              0.3              2.2              2.4
    Corporate & Other                                   0.7             (0.1)             2.3              2.4
                                                 ----------       ----------       ----------       ----------
        Total operating income                        108.3            107.4            303.2
                                                                                                         286.2

Income from equity investees                            4.2              1.9              7.6              6.6
Loss on extinguishment of debt                           --               --             (3.0)              --
Interest expense:
    AmeriGas Propane                                  (21.1)           (22.7)           (85.5)           (87.8)
    Gas Utility                                        (4.1)            (3.7)           (15.8)           (14.3)
    Electric Utility                                   (0.5)            (0.6)            (2.2)            (2.4)
    International Propane                              (0.9)            (1.1)            (3.9)            (4.1)
    Corporate and Other, net                           (0.1)            (0.1)            (0.3)            (0.5)
                                                 ----------       ----------       ----------       ----------
        Total interest expense                        (26.7)           (28.2)          (107.7)          (109.1)
Minority interests in AmeriGas Partners               (22.7)           (20.5)           (36.8)           (39.4)
                                                 ----------       ----------       ----------       ----------
Income before income taxes and subsidiary
    preferred stock dividends                          63.1             60.6            163.3            144.3
Income tax expense                                    (24.3)           (23.5)           (61.5)           (54.6)
Dividends on UGI Utilities preferred shares
  subject to mandatory redemption                        --             (0.4)            (0.8)            (1.6)
                                                 ----------       ----------       ----------       ----------
Net income                                       $     38.8       $     36.7       $    101.0       $     88.1
                                                 ==========       ==========       ==========       ==========

Earnings per share (b):
    Basic                                        $     0.91       $     0.88       $     2.38       $     2.12
                                                 ==========       ==========       ==========       ==========
    Diluted                                      $     0.88       $     0.86       $     2.32       $     2.09
                                                 ==========       ==========       ==========       ==========

Average common shares outstanding (b):
    Basic                                            42.839           41.688           42.509           41.475
                                                 ==========       ==========       ==========       ==========
    Diluted                                          43.947           42.593           43.576           42.159
                                                 ==========       ==========       ==========       ==========

Supplemental information:
  Net income (loss):
    AmeriGas Propane (c)                         $     12.9       $     12.7       $     23.4       $     24.1
    Gas Utility                                        15.2             17.6             45.6             41.5
    Electric Utility                                    2.4              2.9             10.1              7.3
    Energy Services (a)                                 3.7              2.3             12.6              8.1
    International Propane                               4.8              1.2              7.2              4.7
    Corporate & Other                                  (0.2)              --              2.1              2.4
                                                 ----------       ----------       ----------       ----------
        Total net income                         $     38.8       $     36.7       $    101.0       $     88.1
                                                 ==========       ==========       ==========       ==========

(a) Effective October 1, 2003, the Energy Services segment includes the operating results of Energy Services' gas marketing business as well as UGID's electricity generation business. Energy Services' segment presentation for the prior year has been restated to conform to the current year presentation.

(b) Earnings per share and average common shares outstanding for all periods presented reflect the effects of the Company's 3-for-2 common stock split distributed April 1, 2003 to shareholders of record on February 28, 2003.

(c) Amounts are net of minority interests in AmeriGas Partners, L.P.

                               UGI UTILITIES, INC.
                 (a wholly owned subsidiary of UGI Corporation)
                               REPORT OF EARNINGS
                             (Thousands of Dollars)
                                   (Unaudited)

                                                     Three Months Ended         Twelve Months Ended
                                                         December 31,               December 31,
                                                         ------------               ------------
                                                     2003          2002          2003          2002
                                                     ----          ----          ----          ----
Revenues                                           $170,684      $168,351      $639,091      $517,422
                                                   ========      ========      ========      ========

Income before income taxes                         $ 29,346      $ 34,495      $ 95,063      $ 84,814
                                                   ========      ========      ========      ========

Net income                                         $ 17,508      $ 20,714      $ 57,466      $ 50,764
Dividends on preferred shares subject to
  mandatory redemption (a)                               --           388           775         1,550
                                                   --------      --------      --------      --------
Net income after dividends on preferred shares
  subject to mandatory redemption                  $ 17,508      $ 20,326      $ 56,691      $ 49,214
                                                   ========      ========      ========      ========

(a) Beginning July 1, 2003, the Company accounts for preferred shares subject to mandatory redemption in accordance with SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." For periods presented after June 30, 2003, dividends paid on these shares are classified as a component of interest expense.